Exhibit 31.2

Rule 13a-14(a)/15d-14(a) Certification

I, Keisha Harcum, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, of Milestone Scientific Inc.
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 5, 2026

By:	/s/ Keisha Harcum
Vice President of Finance and Principal Accounting Officer of Milestone Scientific Inc.